Exhibit 99.2

9341 Courtland Drive, Rockford, MI 49351 Phone (616) 866-5500; Fax (616) 866-0257

FOR IMMEDIATE RELEASE

CONTACT: Don Grimes

(616) 863-4404

WOLVERINE WORLDWIDE TO COMPLETE ACQUISITION OF COLLECTIVE BRANDS’ PERFORMANCE + LIFESTYLE GROUP

Transformative acquisition adds Sperry Top-Sider®, Saucony®, Stride Rite® and Keds®

Represents a compelling strategic opportunity for global expansion, brand development and operational excellence

Earnings accretion estimates for 2013-14 increased

Management to discuss details of the acquisition during conference call and webcast at 9:30 am EDT today, October 9

Rockford, Mich., October 9, 2012 — Wolverine Worldwide (NYSE: WWW) announced that today it will complete the previously-announced acquisition of Collective Brands’ Performance + Lifestyle Group (“PLG”), which consists of the Sperry Top-Sider®, Saucony®, Stride Rite® and Keds® brands, for a total purchase price of approximately $1.24 billion. Adding these exciting brands to an existing portfolio that is led by Merrell, Hush Puppies, Wolverine, Sebago and Caterpillar Footwear creates an even more powerful collection of lifestyle brands that positions the Company for accelerated growth in both revenue and profits.

With more than $1.0 billion of revenue and almost 40 million pairs shipped in its fiscal 2011, PLG will become the Company’s largest operating group, joining the Company’s existing Outdoor Group (Merrell, Chaco and Patagonia Footwear), Heritage Group (Wolverine, CAT Footwear, Harley-Davidson Footwear, Bates and HyTest) and Lifestyle Group (Hush Puppies, Sebago, Cushe and Soft Style). PLG will remain headquartered in Lexington, Massachusetts.

“Today marks a transformational event for our Company, said Blake W. Krueger, Wolverine Worldwide Chairman and CEO. “We couldn’t be more excited about the tremendous growth potential that these four well-established and iconic brands bring to our proven global platform. Our new 16-brand portfolio – well-diversified across product categories and consumer segments – contains some of the worlds best-loved and most

- more -

highly recognized brands, all of which are strongly positioned for domestic and international growth. The PLG team, under the leadership of Gregg Ribatt, has done an exceptional job of building a world-class organization, and we are incredibly pleased to welcome more than 3,800 PLG associates to the Wolverine Worldwide team.”

“PLG is on track for yet another year of record financial results,” continued Krueger. “PLG is expected to deliver excellent double-digit revenue growth and even stronger double-digit growth in operating income this full fiscal year, led by continued outstanding performance from Sperry Top-Sider and the resurgence in the Stride Rite Children’s Group. We continue to be extremely excited about the opportunity to accelerate the growth of the PLG brands, particularly outside the United States, as we leverage both our international infrastructure and the talent across both organizations. Although we expect earnings dilution in the stub 2012 period – due primarily to the later-than-anticipated transaction closing date and the seasonality of the PLG business – the positive momentum of the PLG portfolio and our expectations for incremental net synergies have led us to raise our accretion estimates for fiscal years 2013 and 2014.”

Don Grimes, Wolverine Worldwide Senior Vice President and Chief Financial Officer, stated, “We are very pleased to close the transaction with a financing structure that we believe will serve the Company well for years to come. On August 1 we announced the execution of a senior secured credit agreement that provides $1.1 billion of the financing at very attractive rates – consisting of a $550 million Term Loan A, a $350 million Term Loan B and an undrawn $200 million revolving credit facility. Since that time, we’ve taken advantage of favorable market conditions to reprice the Term Loan B, reducing the interest rate by 75 basis points and the annual interest expense by $2.6 million. Additionally, as we announced on September 27, we successfully marketed the offering of $375 million of our 6.125% eight-year notes. Taken as a whole, our financing package, before the impact of interest rate swaps, has a weighted average cost of approximately 4.0% per year.”

The Company is projecting earnings dilution in the range of $0.25 to $0.30 per share for the stub period through the end of its fiscal 2012, earnings accretion in fiscal 2013 in the range of $0.35 to $0.50 and earnings accretion in fiscal 2014 in the range of $0.60 to $0.80. These estimates include the expected incremental contribution from the PLG brands, expected net SG&A synergies, interest expense, amortization related to purchase price accounting and amortization of capitalized debt fees. The estimates do not include non-recurring transaction-related expenses (other than the amortization of capitalized debt fees), non-recurring integration costs and revenue synergies resulting from the Company’s expanded portfolio of brands.

- more -

Krueger concluded, “The closing of the PLG acquisition today is the most significant milestone in our Company’s history, and I’d like to sincerely thank our many associates, in Michigan, Massachusetts and around the world, who have worked so hard to make it a reality. Now the fun part begins – taking the new portfolio of brands to even greater heights around the world. I look forward to reporting on our successful journey for many years to come.”

Wolverine Worldwide’s Senior Vice President and Chief Financial Officer, Don Grimes, will hold a conference call at 9:30 a.m. EDT today, October 9, to discuss the closing of the PLG acquisition. Participation in the question-and-answer session of the call will be limited to the analyst community. Individual investors and retail brokers are invited to listen via a live webcast on the Company’s website at www.wolverineworldwide.com. To listen via the Company’s website, click “Investor Relations” in the navigation bar, and then click “Webcasts & Presentations” from the side navigation bar of the “Investor Relations” page. To listen to the webcast, your computer must have a streaming media player, which can be downloaded for free at www.wolverineworldwide.com.

With a commitment to service and product excellence, Wolverine World Wide, Inc. is one of the world’s leading marketers of branded casual, active lifestyle, work, outdoor sport and uniform footwear and apparel. The Company’s portfolio of highly recognized brands includes Merrell®, Hush Puppies®, Wolverine®, Sebago®, Cushe®, Chaco®, Bates®, HYTEST® and Soft Style®. The Company also is the global footwear licensee of popular brands including CAT®, Harley-Davidson® and Patagonia®. The Company’s products are carried by leading retailers in the U.S. and globally in approximately 190 countries and territories. For additional information, please visit our website, www.wolverineworldwide.com.

This press release contains forward-looking statements, including among others, statements regarding the growth of the Company’s and Performance + Lifestyle Group’s respective brands; growth of the Company’s revenue and profits; effect of the Performance + Lifestyle Group acquisition on the company’s revenue and profits; timing of completion of the acquisition; growth in specific product categories; growth of international reach and margin expansion for Performance + Lifestyle Group brands; procurement of financing for the acquisition; and expected earnings per share relating to Performance + Lifestyle Group brands. In addition, words such as “estimates,” “anticipates,” “believes,” “forecasts,” “plans,” “predicts,” “projects,” “is likely,” “expects,” “intends,” “should,” “will,” variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Risk Factors include, among others: the possibility that the Company does not complete the acquisition of the Performance + Lifestyle Group; the Company’s ability to realize the benefits of the Performance + Lifestyle Group acquisition on a timely basis or at all; the Company’s ability to combine its businesses and the Performance +

Lifestyle Group successfully or in a timely and cost-efficient manner; failure to obtain any required financing on favorable terms; the degree of business disruption relating to the Performance + Lifestyle Group acquisition; the Company’s ability to successfully develop its brands and businesses; changes in duty structures in countries of import and export including anti-dumping measures and trade defense actions; changes in consumer preferences or spending patterns; cancellation of orders for future delivery, or the failure of the Department of Defense to exercise future purchase options or award new contracts, or the cancellation of existing contracts by the Department of Defense or other military purchasers; changes in planned customer demand, re-orders or at-once orders; the availability and pricing of footwear manufacturing capacity; reliance on foreign sourcing; failure of international licensees and distributors to meet sales goals or to make timely payments on amounts owed; disruption of technology systems; regulatory or other changes affecting the supply or price of materials used in manufacturing; the availability of power, labor and resources in key foreign sourcing countries, including China; the impact of competition and pricing; the impact of changes in the value of foreign currencies; the development of new initiatives; the risks of doing business in developing countries, and politically or economically volatile areas; retail buying patterns; consolidation in the retail sector; changes in economic and market conditions; acts and effects of war and terrorism; weather; and additional factors discussed in the Company’s reports filed with the Securities and Exchange Commission and exhibits thereto. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements, which speak only as of the date made, as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend or clarify forward-looking statements.

# # #